As filed with the Securities and Exchange Commission on May 28, 2004

                                                           Registration No. 333-
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            FOCUS ENHANCEMENTS, INC.
             (Exact name of registrant as specified in its charter)

                        Delaware                           04-3144936
               (State or Other Jurisdiction               (IRS Employer
            of Incorporation or Organization)           Identification No.)

                            FOCUS ENHANCEMENTS, INC.
                  AMENDED 2002 NON-QUALIFIED STOCK OPTION PLAN
                            (Full title of the plan)

                                1370 Dell Avenue
                           Campbell, California 95008
                                 (408) 866-8300
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   Brett Moyer
                      President and Chief Executive Officer
                            FOCUS Enhancements, Inc.
                                1370 Dell Avenue
                           Campbell, California 95008
                                 (408) 866-8300
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                          Gregory A. Gehlmann, Esq. .
                          Manatt Phelps & Phillips, LLP
                          1501 M Street, NW, Suite 700
                              Washington, DC 20005
                                 (202) 463-4334

                                           CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                              Proposed Maximum          Proposed Maximum
 Title of Securities      Amount to be        Offering Price Per        Aggregate Offering         Amount of
 to Be Registered         Registered(1)(2)    Share(3)                  Price(3)                   Registration Fee
---------------------------------------------------------------------------------------------------------------------------
  Common Stock              1,200,000            $1.36                    $1,680,000                 $212.86
===========================================================================================================================

(1) Plus such additional number of shares of the Registrant's Common Stock as may become issuable under the 2002 Non-Qualified Stock Option Plan through the operation of anti-dilution provisions.

(2) On September 24, 2003, the Registrant's Board of Directors resolved to increase by 1,200,000 the shares of Registrant's Common Stock available for issuance pursuant to the Registrant's 2002 Non-Qualified Stock Option Plan. A Registration Statement on Form S-8 with respect to a total of 1,000,000 shares was previously filed (Registration No. 333-104734). Such amendment to the Registrant's Non-Qualified Stock Option Plan was approved by the Registrant's Shareholders at the December 19, 2003 Annual Meeting of Stockholders.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based upon the average of the high and low sales price of the common stock of Focus Enhancements, Inc. in the consolidated reporting system of the Nasdaq SmallCap Market System on May 24, 2004, of $1.36.

                                     PART I
               INFORMATION REQUIRED IN THE SECTION 10(a) PRSPECTUS

Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed for the purpose of registering additional securities of the same class as those registered under the currently effective Registration Statement on Form S-8 (Registration No. 333-104734) relating to the 2002 Non-Qualified Stock Option Plan of Focus Enhancements, Inc. (the "Registrant"), and the contents of that Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Plan participants may contact Gary Williams at (408) 866-8300, Focus Enhancements, Inc., 1370 Dell Avenue, Campbell, California 95008.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents of Focus Enhancements, Inc., a Delaware corporation, previously filed with the Securities and Exchange Commission ("SEC") are incorporated by reference:

         (1) Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC on March 16, 2004;

         (2) The description of Common Stock contained in Registration Statement on Form S-3, File No. 333-115013, filed with the SEC on April 29, 2004 pursuant to Section 12(b) of the Securities Exchange Act and any amendment or report filed for the purpose of updating any such description; and

         (3) Quarterly Report on Form 10-Q for the three months ended March 31, 2004 filed with the SEC on May 17, 2004.

         All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) or the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and the Prospectus that is part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 7.           Exemption from Registration Claimed.

                  None.

Item 8.           Exhibits.

Exhibit
Number                        Description
-------                       -----------

3.1      Second Restated Certificate of Incorporation of Focus (1)

3.2 Certificate of Amendment to Second Restated Certificate of Incorporation of Focus (2)

3.3 Certificate of Amendment to Second Restated Certificate of Incorporation of Focus dated July 25, 1997 (3)

3.4      Restated Bylaws of Focus (1)

3.5      Certificate of Designation - Series B Preferred Stock (4)

3.6 Certificate of Amendment to Second Restated Certificate of Incorporation of Focus dated January 16, 2001 (5)

3.7 Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of Focus dated January 8, 2003 (5)

3.8 Certificate of Amendment to Second Amended and Restated Certificate of Incorporation dated March 12, 2004 (6)

3.9      Certificate of Designation - Series C Preferred Stock (6)

4.1 Specimen Certificate of the Registrant, filed as an Exhibit to Focus' Registration Statement on Form SB-2(1)

5.1      Opinion of Manatt, Phelps & Phillips, LLP*

23.1     Independent Registered Public Accounting Firm

23.2     Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1).

99.1     Registrant's 2002 Non-Qualified Stock Option Plan.

------------------------------

* Included

(1) Filed as an exhibit to Focus' Registration Statement on Form SB-2 (No. 33-60248-B) and incorporated herein by reference.

(2) Filed as an exhibit to Focus' Form 10-QSB for the period ended September 30, 1995, and incorporated herein by reference.

(3) Filed as an exhibit to Focus' Form 10-QSB dated August 14, 1997, and incorporated herein by reference.

(4) Filed as an exhibit to Focus' Amended Registration Statement on Form SB-2 (No. 333-55178) filed on August 9, 2001 as amended, incorporated herein by reference.

(5) Filed as an exhibit to Focus' Form 10-KSB dated March 31, 2003, and incorporated herein by reference.

(6) Filed as an exhibit to Focus' Form 10-K filed with the SEC on March 16, 2004, and incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe it meet all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Campbell, State of California, on May 28, 2004.

                                    FOCUS ENHANCEMENTS, INC.

                                    By: /s/ Brett A. Moyer
                                        ---------------------------
                                        Brett A. Moyer
                                        President and Chief Executive Officer
                                        (Principal Executive Officer)

POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Brett A. Moyer and Gary L. Williams each of them, to file one or more amendments (including additional post-effective amendments) to this Registration Statement, which amendments may make such changes as any of such persons deem appropriate, and each person, individually and in each capacity stated below, hereby appoints each of such persons as attorney-in-fact to execute in his name and on his behalf any of such amendments to the Registration Statement.

         Pursuant to the requirements of the Securities Act, this amendment to the registrant's registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                     Date
---------                                   -----                                     ----
/s/ Brett A. Moyer                          President, Chief Executive                May 28, 2004
-----------------------------------         Officer and Director
Brett A. Moyer

/s/ Gary L. Williams                        Vice President of Finance                 May 28, 2004
-----------------------------------         & Chief Financial Officer
Gary L. Williams                            (Principal Accounting Officer)

/s/ N. William Jasper, Jr.                  Chairman of the Board                     May 28, 2004
-----------------------------------         of Directors
N William Jasper, Jr.

/s/ Carl E. Berg                            Director                                  May 28, 2004
-----------------------------------
Carl E. Berg

/s/ William B. Coldrick                     Director                                  May 28, 2004
-----------------------------------
William B. Coldrick

/s/ Michael L. D'Addio                      Director                                  May 28, 2004
-----------------------------------
Michael L. D'Addio

/s/ Tommy Eng                               Director                                  May 28, 2004
-----------------------------------
Tommy Eng

/s/ Timothy E. Mahoney                      Director                                  May 28, 2004
-----------------------------------
Timothy E. Mahoney

                                  EXHIBIT INDEX

Exhibit No.           Description

3.1 Second Restated Certificate of Incorporation of Focus (Filed as an exhibit to Focus' Registration Statement on Form SB-2 (No. 33-60248-B) and incorporated herein by reference.)

3.2 Certificate of Amendment to Second Restated Certificate of Incorporation of Focus (Filed as an exhibit to Focus' Form 10-QSB for the period ended September 30, 1995, and incorporated herein by reference.)

3.3 Certificate of Amendment to Second Restated Certificate of Incorporation of Focus dated July 25, 1997 (Filed as an exhibit to Focus' Form 10-QSB dated August 14, 1997, and incorporated herein by reference.)

3.4 Restated Bylaws of Focus (Filed as an exhibit to Focus' Registration Statement on Form SB-2 (No. 33-60248-B) and incorporated herein by reference.)

3.5 Certificate of Designation - Series B Preferred Stock (Filed as an exhibit to Focus' Amended Registration Statement on Form SB-2 (No. 333-55178) filed on August 9, 2001 as amended, incorporated herein by reference.)

3.6 Certificate of Amendment to Second Restated Certificate of Incorporation of Focus dated January 16, 2001 (Filed as an exhibit to Focus' Form 10-KSB dated March 31, 2003, and incorporated herein by reference.)

3.7 Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of Focus dated January 8, 2003 (Filed as an exhibit to Focus' Form 10-KSB dated March 31, 2003, and incorporated herein by reference.)

3.8 Certificate of Amendment to Second Amended and Restated Certificate of Incorporation dated March 12, 2004 (Filed as an exhibit to Focus' Form 10-K filed with the SEC on March 16, 2004, and incorporated herein by reference.)

3.9 Certificate of Designation - Series C Preferred Stock (Filed as an exhibit to Focus' Form 10-K filed with the SEC on March 16, 2004, and incorporated herein by reference.)

4.1 Specimen Certificate of the Registrant, filed as an Exhibit to Focus' Registration Statement on Form SB-2, No. 33-60248-B, and incorporated herein by reference.

5.1      Opinion of Manatt, Phelps & Phillips, LLP.

23.1     Consent of Independent Registered Public Accounting Firm

23.2     Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1).

99.1     Registrant's Amended 2002 Non-Qualified Stock Option Plan.